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                                                            Exhibit 10.21.3


                ASSIGNMENT OF ELECTRICITY PURCHASE CONTRACT

     The ASSIGNMENT OF ELECTRICITY PURCHASE CONTRACT ("Assignment"), dated as of April 30, 1996, by and between E.I. DU PONT DE NEMOURS AND COMPANY, a Delaware corporation ("DuPont"), O'BRIEN (PARLIN) COGENERATION, INC., a Delaware corporation ("O'Brien"), and NRG PARLIN INC. ("NPI").

                                 RECITALS

     A. O'Brien and DuPont entered into that certain Electricity Purchase Contract dated January 18, 1988 (the "Electricity Purchase Contract").

     B. O'Brien and NPI desire that O'Brien's rights and obligations under the Electricity Purchase Contract be assigned to NPI, and DuPont is prepared to consent to the assignment.

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Assignment of Electricity Purchase Contract. O'Brien's rights and obligations under the Electricity Purchase Contract are hereby assigned to NPI.

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     2.   Consent of DuPont.  DuPont hereby consents to this assignment pursuant to Article XII of the Electricity Purchase Contract, which incorporates by reference the consent requirements of Article 12 of that certain Steam Purchase Contract between O'Brien and DuPont dated December 8, 1986.

     3. Acknowledgment by DuPont. DuPont acknowledges and agrees that this Assignment is being made "without recourse". DuPont hereby releases O'Brien from all obligations under the Electricity Purchase Contract, and NPI hereby agrees to assume O'Brien's rights and obligations under said Electricity Purchase Contract.

     4. Amendments; Waiver. This Agreement may not be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by both of the parties hereto. Any failure by either party to enforce any provisions hereof shall not constitute a waiver by that party of its right subsequently to enforce the same or any other provision hereof.

     5. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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     6.   Governing Law.  This Assignment shall, in all respects, be governed and construed under the laws of Delaware, including all matters of construction, validity and performance.

     7. Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

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     IN WITNESS WHEREOF, the Parties have executed and delivered this
Agreement as of the date first written above.

                              E.I. DU PONT DE NEMOURS AND COMPANY


                              By:  /s/ G. Kenneth Towe
                              Name:    G. Kenneth Towe
                              Title:   Energy Sourcing Manager



                              O'BRIEN (PARLIN) COGENERATION, INC.


                              By:  /s/ Leonard Bluhm
                              Name:    Leonard A. Bluhm
                              Title:   President



                              NRG PARLIN INC.


                              By:  /s/ Craig A. Mataczynski
                              Name:    Craig Mataczynski
                              Title: